Exhibit 10.6

FOURTH AMENDMENT TO LEASE

(Roseville)

THIS FOURTH AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of the 29th day of January, 2018, by and between Syufy Enterprises, L.P., a California limited partnership (“Landlord”) and Century Theatres, Inc., a California corporation (“Tenant”). Capitalized terms used in this Amendment without definition shall have the meanings ascribed to such terms in the Lease (as hereinafter defined).

RECITALS

A. Landlord, as landlord, and Century Theatres Inc., a Delaware corporation (“Original Tenant”), as tenant, entered into that certain Lease, dated September 3, 1996 (as amended, the “Lease”), pursuant to which Landlord leased to Original Tenant and Original Tenant leased from Landlord that certain Premises located at 1555 Eureka Rd., Roseville, CA 95661, which Premises are more particularly described in the Lease.

B.    Tenant has succeeded to the interests and assumed the obligations of Original Tenant as the tenant under the Lease.

C.    Tenant intends to serve alcoholic beverages on the Premises and has made application for the appropriate licenses and permissions, both state and local. Tenant has requested that Landlord execute certain documentation required by the local municipality, in which Landlord acknowledges alcoholic beverages will be served on the Premises, and in conjunction therewith, Landlord has asked Tenant to provide additional liability insurance for the benefit of Landlord.

D.    Landlord and Tenant now desire to amend and modify the Lease in several respects upon the terms and conditions contained herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, Landlord and Tenant hereby agree that the Lease shall be and is hereby amended as follows:

1.    Recitals Incorporation. All of the provisions of the Recitals set forth above are incorporated into this Agreements section of this Amendment.

2.    Tenant’s Planned Use. Landlord hereby acknowledges that Tenant’s Planned Use under the Lease includes Tenant’s right to sell and serve alcoholic beverages in and upon the Premises. However, at all times during any period that Tenant sells or serves alcoholic beverages in or upon the Premises, Tenant shall comply with all local, state and federal laws, codes, statutes and ordinances related to the sale or serving of alcoholic beverages, including, but not limited to, all laws, codes, statutes and ordinances promulgated or enforced by the California Department of Alcoholic Beverage Control. Notwithstanding anything in the Lease to the contrary, Tenant acknowledges, understands and agrees that all of the proceeds from the sale of alcoholic beverages in or upon the Premises shall be included in the definition of Gross Sales and for the purpose of calculating the amount of Percentage Rent due under the Lease.

3.    Tenant’s Insurance.

(a)    The following is added to the end of Section 6.02 A) of the Lease:

“At all times during any period that Tenant sells or serves alcoholic beverages in or upon the Premises, Tenant shall also procure and maintain, as a component of Tenant’s commercial general liability insurance policy, coverage for liquor liability (Dram Shop) insurance in a minimum amount of $1,000,000 per occurrence (or each common cause) and in a minimum amount of $1,000,000 in the aggregate. Prior to the commencement of, and as a condition precedent to, Tenant selling or serving alcoholic beverages in or upon the Premises, Tenant shall deliver to Landlord a certificate of liability insurance that evidences that Tenant has procured such liquor liability (Dram Shop) insurance coverage.”

(b)    Pursuant to Section 6.01 of the Lease, Landlord hereby requests Tenant, and Tenant hereby agrees, to name the following as additional insureds under Tenant’s commercial liability insurance policies and as loss payees under Tenant’s property insurance policies: Landlord, SyWest Development LLC, Syufy Properties, Inc., Landlord’s property manager (if any) and Landlord’s lender (if any).

4.    Tenant’s Indemnification of Landlord. The following is added to the end of Section 10.01 of the Lease:

“Tenant’s obligations under this Section 10.01 shall also apply and extend to Tenant selling and serving alcoholic beverages in, upon or about the Premises.”

5.    ADA Accessibility of the Premises. Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that the Premises have not undergone inspection by a Certified Access Specialist. A Certified Access Specialist (CASp) can inspect the subject Premises and determine whether the subject Premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject Premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject Premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises. Except as otherwise expressly agreed upon in writing by Landlord and Tenant (including in the Lease), neither Landlord nor Tenant shall have any obligation for the payment of the CASp fee or the cost of making repairs pursuant to a CASp inspection, nor shall Landlord or Tenant have any liability to the other arising out of or related to the fact that neither the Building, the Leased Premises nor the Premises have been inspected by a CASp.

6.    Tenant’s CUP Application. In consideration of Tenant’s covenants, conditions and agreements herein contained, Landlord shall approve and shall execute any reasonable document related to Tenant’s conditional use permit application to the City of Roseville, California to allow Tenant to sell and serve alcoholic beverages in and upon the Premises.

7.    Lease in Full Force and Effect. Effective as of the date of this Amendment, the provisions of this Amendment are expressly incorporated into the provisions of the Lease, and the provisions of this Amendment shall become effective on the date of this Amendment, unless a different date for the effectiveness of a provision of this Amendment is specifically indicated herein. Except as specifically amended by this Amendment, the Lease shall continue in full force and effect for the balance of the Lease Term. In the event of any conflict between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall supersede and prevail.

8.    Authority. Tenant represents and warrants to Landlord that Tenant is duly authorized to enter into this Amendment and that all required consents and approvals of any lender or other third party required for Tenant’s execution of this Amendment have been obtained. Landlord represents and warrants to Tenant that Landlord is duly authorized to enter into this Amendment and that all required consents and approvals of any lender or other third party required for Landlord’s execution of this Amendment have been obtained.

9.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but any number of which, taken together, shall constitute one and the same instrument. This Amendment shall not become effective as an amendment or modification to the Lease unless and until it has been executed and delivered by Landlord and Tenant.

10.    Successors and Assigns. This Amendment shall bind, and inure to the benefit of, the parties hereto and their respective successors and assigns.

11.    Further Instruments. The parties hereto covenant and agree that they shall execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the objectives of this Amendment.

12.    No Oral Agreements. This Amendment contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof. It is understood that there are no oral agreements between Landlord and Tenant affecting the Lease as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations, representations, agreements and understandings, if any, between Landlord and Tenant and their respective agents and employees with respect to the subject matter hereof, and none shall be used to interpret or construe the Lease as hereby amended. Except as herein otherwise provided, no alteration, amendment, change, or addition to the Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Amendment as of the date first written above.

LANDLORD:			TENANT:

Syufy Enterprises, L.P.,			Century Theatres, Inc.,
a California limited partnership			a California corporation

By:	Syufy Properties, Inc., a California Corporation		By:	/s/ Thomas J. Owens
Its:	General Partner		Name:	Thomas J. Owens
			Its:	Executive Vice President – Real Estate

	By:	/s/ William Vierra
William Vierra
	Its:	Sr. Vice President

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